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                                                                     Exhibit 5.1



                                KIRKLAND & ELLIS
                             200 East Randolph Drive
                             Chicago, Illinois 60601



                                  May 31, 2002



Davel Communications, Inc.
10120 Windhorst Road
Tampa, Florida 33619

         Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

         We are issuing this opinion letter in our capacity as special legal counsel to Davel Communications, Inc., a Delaware corporation ("Davel"), in connection with the proposed registration by Davel of shares of Davel common stock, par value $0.01 per share (the "Common Stock"), pursuant to a Registration Statement (the "Registration Statement") on Form S-4 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Common Stock is to be issued to the stockholders of PhoneTel Technologies, Inc., an Ohio corporation ("PhoneTel"), pursuant to an Agreement and Plan of Reorganization and Merger, dated as of February 19, 2002 and amended as of May 7, 2002, by and among Davel, PhoneTel, Davel Financing Company, L.L.C., a Delaware limited liability company, DF Merger Corp., a Delaware corporation, and PT Merger Corp., an Ohio corporation (the "Merger Agreement").

         In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Restated Certificate of Incorporation and the Restated By-Laws of Davel, (ii) minutes and records of the corporate proceedings of Davel with respect to the issuance of the Common Stock and (iii) the Registration Statement.

         For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto other than Davel. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of Davel and others.

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Davel Communications, Inc.
May 31, 2002
Page 2


         Our opinion expressed below is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         Based upon and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that when (i) the Registration Statement becomes effective and (ii) the certificates evidencing the Common Stock have been duly executed and authenticated in accordance with the provisions of the Merger Agreement and duly delivered to the stockholders of PhoneTel in exchange for their shares of common stock of PhoneTel, the Common Stock will be duly authorized, validly issued and fully paid obligations of Davel.

         We hereby consent to the filing of this opinion with the commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

         This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or is implied beyond that expressly stated herein. We are admitted to practice law in the State of Illinois and this opinion is based on the General Corporation Law of the State of Delaware and the federal laws of the United States of America. We assume no obligation to revise or supplement this opinion should the present laws of the State of Delaware or the federal laws of the United States be changed by legislative action, judicial decision or otherwise.

         This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.


                                       Sincerely,

                                       /s/ Kirkland & Ellis

                                       Kirkland & Ellis